Exhibit 99.1

Trimble Inc. 935 Stewart Drive Sunnyvale, CA 94085 +1 408.481.8000 +1 408.481.8488 fax

NEWS RELEASE

Trimble Acquires e-Builder to Expand its Construction Management Solutions

e-Builder and Trimble Accelerate Construction Industry Transformation with

Integrated Program Management for Owners, Program Managers and Contractors

SUNNYVALE, Calif., Feb. 2, 2018—Trimble (NASDAQ: TRMB) announced today it has acquired privately-held

e-Builder, a leading SaaS-based construction program management solution for capital program owners and program management firms. e-Builder extends Trimble’s ability to accelerate industry transformation by providing an integrated project delivery solution for owners, program managers and contractors across the design, construct and operate lifecycle.

e-Builder currently manages more than $300 billion of construction project value and over 200,000 projects from some of the most influential owners in North America. Owners benefit from the e-Builder solution through improved transparency and accountability while contractors benefit from faster payments, increased productivity and improved competitive advantage. The e-Builder solution is uniquely designed to measure and manage every step of the capital project delivery process including planning, design, procurement, construction and operations.

Trimble’s wide range of construction hardware and software solutions significantly improve project cost, schedule and effectiveness—beneficially impacting owners, architects, engineers, and contractors. The Trimble presence in construction has two points of focus, one on civil engineering projects and the other on the construction of buildings and structures. Both will benefit from the e-Builder acquisition. Trimble solutions leverage constructible Building Information Model (BIM) workflows to integrate processes, improve information fidelity, reduce rework, establish transparency and deliver higher productivity. By using Trimble technologies, contractors and owners are realizing substantial reductions in total project cost.

The combination of Trimble and e-Builder accelerates value creation for both owners and contractors by combining e-Builder’s best practice solutions for owners with Trimble’s construction lifecycle solutions, access to contractors and global reach. The combined solution portfolio will accelerate the integration of field operations with enterprise needs, enabling additional productivity gains. The tangible benefits include more consistent on-time and within-budget project delivery that is enabled by improved visibility, clear accountability for outcomes and the ability to convert large volumes of disparate data into actionable workflows and measurable outcomes.

“e-Builder has always recognized that owners play a key role in the construction lifecycle and that their influence will be key to the adoption of transformative construction technology,” said Steven Berglund, president and CEO of Trimble. “Trimble will extend its reach into the owner community by leveraging e-Builder’s presence. In turn, we intend to aggressively bring e-Builder solutions to civil and building contractors and the international market. We see a significant opportunity in leveraging data and intelligence gained through design-construct workflows across the full infrastructure lifecycle. e-Builder’s solutions and, more importantly, its organization provide a strong platform for significant growth.”

“e-Builder’s mission is to improve project execution to make construction faster, less expensive and more reliable,” said Ron Antevy, president and CEO of e-Builder. “The addition of our solutions to Trimble’s broad portfolio extends our collective ability to best support owners and contractors with project delivery and management. e-Builder current and future customers will benefit from Trimble’s construction management expertise, culture of innovation and global reach to take e-Builder solutions to the next level.”

The e-Builder business will be reported as part of the Buildings and Infrastructure Segment.

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Financial Terms

The all cash purchase price of $500 million will be financed through a new $300 million credit facility and cash. The new facility has terms and conditions similar to the existing revolver with a 364 day term.

e-Builder’s reported trailing twelve month revenue is approximately $53 million. In recent years, e-Builder’s revenue growth rate has exceeded 20 percent annually, with greater than 65 percent subscription revenue as a percentage of total revenue. The transaction is expected to be dilutive to Trimble’s first quarter non-GAAP net income per share by $0.01 per share and dilutive to full year 2018 non-GAAP net income per share by $0.02 to $0.03 per share, due to the impact of fair value accounting of e-Builder’s deferred revenue and interest expense. Trimble expects the acquisition to be accretive to 2019 non-GAAP net income per share.

An overview of e-Builder and the strategic rationale for the acquisition is available on Trimble’s Investor Relations website at http://investor.trimble.com. For a more detailed description of the acquisition and credit agreements see Trimble’s Form 8-K filed with the SEC on February 2, 2018. Management will discuss the acquisition during Trimble’s fourth quarter and full year 2017 earnings call on February 8, 2018.

About e-Builder

Founded in 1995, e-Builder is the leading provider of integrated, cloud-based construction program management software for top facility owners and the companies that act on their behalf. The company’s flagship product, e-Builder Enterprise, improves capital project execution, resulting in increased productivity and quality, reduced cost and faster project delivery. Since 1995, e-Builder’s technology leadership and construction industry focus have helped thousands of global companies, government agencies, and health care and educational institutions manage billions of dollars in capital programs with solutions to improve the plan, build and operate lifecycle. The company is based in Plantation, Florida. For more information, visit: www.e-Builder.net.

About Trimble

Trimble is transforming the way the world works by delivering products and services that connect the physical and digital worlds. Core technologies in positioning, modeling, connectivity and data analytics enable customers to improve productivity, quality, safety and sustainability. From purpose built products to enterprise lifecycle solutions, Trimble software, hardware and services are transforming a broad range of industries such as agriculture, construction, geospatial and transportation and logistics. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the impact of the e-Builder acquisition on Trimble’s financial results and construction management solutions, the benefits to e-Builder’s current and future customers from Trimble’s portfolio and expertise, the benefits to owners and contractors of the combined Trimble and e-Builder solution portfolio, and plans to bring e-Builder solutions to civil and building contractors and the international market. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) failure to realize the anticipated benefits of the acquisition, (ii) Trimble’s inability to successfully integrate e-Builder’s solutions with Trimble’s construction solutions to deliver enhanced product offerings, (iii) unexpected expenditures or assumed liabilities that may be incurred as a result of the acquisition, (iv) loss of key employees or customers following the acquisition, (v) unanticipated difficulties in conforming business practices, including accounting policies, procedures, internal controls, and financial records of e-Builder with Trimble, and (vi) inability to accurately forecast the performance of e-Builder resulting in unforeseen adverse effects on Trimble’s operating results. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including Trimble’s quarterly reports on Form 10-Q and its annual report on Form 10-K, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect Trimble’s position as of the date of this press release. Trimble expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in Trimble’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

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Use of Non-GAAP Financial Information

To help investors understand Trimble’s past financial performance and future results, as well as its performance relative to competitors, Trimble supplements the financial results that the company provides in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate Trimble’s historical and prospective financial performance, as well as its performance relative to competitors. The company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Trimble believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with the GAAP results, provide a more complete understanding of factors and trends affecting the business. Further, Trimble believes some of the company’s investors track “core operating performance” as a means of evaluating performance in the ordinary, ongoing, and customary course of the company’s operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at Trimble’s core operating performance provides a supplemental way to provide consistency in period to period comparisons.

This press release discusses non-GAAP diluted net income per share, which is a non-GAAP financial measure. Trimble believes its investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture items (including purchase accounting effects related to recording fixed assets and deferred revenue to fair value), executive transition costs, and non-GAAP tax adjustments from GAAP diluted net income per share. We believe that these exclusions offer investors a useful view of our diluted net income per share as compared to our past diluted net income per share.

The method the company uses to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Trimble’s non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Trimble’s consolidated financial statements prepared in accordance with GAAP. Additional financial information about Trimble’s use of non-GAAP results can be found on the Investor Relations page of the Trimble website at: http://investor.trimble.com.

When Trimble provides its expectations for the impact its e-Builder acquisition will have on Trimble’s non-GAAP net income per share on a forward-looking basis, a reconciliation of the differences between this non-GAAP expectation and the corresponding GAAP measure (GAAP net income per share) is not available without unreasonable effort because Trimble has not estimated the fair value of the assets and liabilities expected to be acquired in the transaction. Nor has the company determined the fair value of acquired intangible assets and related annual amortization expense that would be required in order to provide the corresponding GAAP measure. The variability of the items that have not yet been determined may have a significant, and potentially unpredictable, impact on Trimble’s future GAAP results.

FTRMB

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Contacts:

Michael Leyba

Investor Relations

+1 303-635-8551

michael_leyba@trimble.com

Lea Ann McNabb

Media

+1 408-481-7808

leaann_mcnabb@trimble.com